                                                                     Exhibit 3.1

                                State of Delaware                         PAGE 1
                        Office of the Secretary of State

                             ----------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BANCBOSTON MORTGAGE SECURITIES, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JUNE, A.D. 1989, AT 9 0'CLOCK A.M.

                          [SEAL]        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:     9135953

2199806[ILLEGIBLE]                      DATE:               06-12-98

981[ILLEGIBLE]8358

                                                             JUN 20 1989

                                                             /s/ [ILLEGIBLE] 9AM
                                                             [ILLEGIBLE]

759171001
21998-06

                          CERTIFICATE OF INCORPORATION

                                       OF

                      BANCBOSTON MORTGAGE SECURITIES, INC.

            I, THE UNDERSIGNED, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

            FIRST: The name of the corporation is BancBoston Mortgage Securities, Inc. (herein after referred to as the "Corporation").

            SECOND: The Corporation's registered office is located at 229 South State Street, City of Dover, County of Kent, State of Delaware 19901. The name and address of the Corporation's registered agent is The Prentice-Hall Corporation System, Inc., 229 South State Street, City of Dover, County of Kent, State of Delaware 19901.

            THIRD: The nature of the business to be conducted shall be to engage in the following activities:

            (a) acquiring, owning, holding, selling, transferring, assigning, pledging, financing, refinancing, and otherwise dealing in (a) fully modified pass-through certificates ("GNMA Certificates") guaranteed as to the timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), (b) mortgage pass-through certificates ("FNMA Certificates") guaranteed as to the timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"), (c) mortgage participation certificates ("FHLMC Certificates", and, together with the GNMA Certificates and the FNMA Certificates, "Agency Certificates") guaranteed as to the ultimate payment of principal and the timely payment of interest by the Federal Home Loan Mortgage Corporation ("FHLMC"), and (d) conventional residential mortgage loans;

            (b) authorizing, issuing, and delivering bonds or other evidences of indebtedness (in single or multi-class form) either directly of through grantor trusts, which bonds or other evidences of indebtedness would be collateralized by a pool of Agency Certificates and/or conventional residential mortgage loans;

            (c) authorizing, issuing and delivering certificates or other evidences of an ownership interest (in single or multi-class form) in a pool of Agency Certificates and/or conventional residential mortgage loans;

            (d) authorizing, issuing and delivering any other similar securities, bonds or other evidences of indebtedness as may by law be permitted; and

            (e) engaging in other activities that are necessary or convenient to accomplish the foregoing or incidental thereto.

            FOURTH: The Corporation shall have authority to issue ONE THOUSAND (1,000) shares of common stock having $0.10 par value.

            FIFTH: Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of the Corporation.

            SIXTH: In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time By-laws of the Corporation.

            SEVENTH: The Corporation is to have perpetual existence.

            EIGHTH: The Corporation shall, to the full extent permitted by
Section 143 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

            NINTH: Notwithstanding any other provision contained herein and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior written consent of any trustee from time to time under any indenture or similar instrument that is in effect with respect to any outstanding Bonds, do any of the following:

            (a) dissolve or liquidate, in whole or in part;

            (b) merge or consolidate with any other Corporation other than a corporation wholly-owned, directly or indirectly, by The First National Bank of Boston and having a certificate of incorporation containing provisions identical to the provisions of Article 3 hereof and this
      Article 9; or

            (c) amend this Certificate of Incorporation to alter in any manner or delete Article 3 hereof or this Article 9.

            TENTH: Subject to the limitation in Article 9 hereof, the Corporation reserves the right to amend, alter change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

            ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in the dissolution or of any receiver or receivers appointed for the Corporation under the provisions provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class to stockholders, of the Corporation, as the case may be, and also on the Corporation.

            TWELFTH: The incorporator of the Corporation is Frederick H. Cohen, whose mailing address is c/o Cleary, Gottlieb, Steen & Hamilton, One State Street Plaza, New York, New York 10004.

            I, THE UNDERSIGNED, being the incorporator named above, in order to form a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunder set my hand this 19th day of June, 1989.


                                        /s/ Fredercik H. Cohen
                                        ----------------------------------------
                                        Fredercik H. Cohen, Incorporator

                               State of Delaware

                        Office of the Secretary of State

                              ---------------------

      I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "BANCBOSTON MORTGAGE SECURITIES, INC." FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JULY, A.D., 1989, AT 9 O'CLOCK A.M.


                            [SEAL]           /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9135954

                2199806 [ILLEGIBLE]                   DATE: 06-12-98

                                                              JULY 24 1989 9 AM


                                                               /s/ [ILLEGIBLE]

                                                             SECRETARY OF STATE

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

BANCBOSTON MORTGAGE SECURITIES, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delawre.

  DOES HEREBY CERTIFY:

      The present registered agent of the corporation is Prentice Hall
Corporation Services              and the present registered office of the
corporation is in the county of Delaware

      The Board of Directors of BANCBOSTON MORTGAGE SECURITIES, INC. adopted the following resolution on the 17th day of July 1989

      Resolved, that the registered office of Prentice Hall Corporation Services in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF BANCBOSTON MORTGAGE SECURITIES INC. has caused this statement to be signed by WILLIAM R. BOLING, its _________________ President and attested by THOMAS H. FISH, its ________________ Secretary this 17th day of July ,1989.


                                                  By /s/ William R. Boling
                                                     ---------------------------
                                                      _______________President

ATTEST:


By /s/ Thomas H. Fish
   -----------------------------
     _______________Secretary

                               State of Delaware

                        Office of the Secretary of State

                              ---------------------

      I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BANCBOSTON MORTGAGE SECURITIES, INC.", CHANGING ITS NAME FROM "BANCBOSTON MORTGAGE SECURITIES, INC." TO "HOMESIDE MORTGAGE SECURITIES, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D., 1996, AT 9 O'CLOCK A.M.


                            [SEAL]           /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9135955

                   2199806 8100                        DATE: 06-12-98
                   981228358

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/14/1996
960129214 - 21998066

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      BANCBOSTON MORTGAGE SECURITIES INC.

      BancBoston Mortgage Securities, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following:

      FIRST: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution and approved by the Corporation's Board of Directors and shareholders was duly adopted in accordance with the provisions of Sections 141(f), 228(a) and 242(b)(1) of the General Corporation Law of the State of Delaware:

            RESOLVED that the Certificate of Incorporation of the Corporation be amended by changing the FIRST Article thereof so that as amended, said Article shall be and read as follows:

      "FIRST: The name of the corporation is Homeside Mortgage Securities, Inc. (hereinafter referred to as the "Corporation")."

      IN WITNESS WHEREOF, BancBoston Mortgage Securities, Inc. has caused this Certificate to be signed by its President and attested by its Assistant Secretary this 9th day of May, 1996.

ATTESTED:                                 BANCBOSTON MORTGAGE SECURITIES, INC.


/s/ Thomas H. Fish                        By: /s/ Joe K. Pickett
------------------------------               -----------------------------------
Thomas H. Fish                               Joe K. Pickett
Its Assistant Secretary                      Its President